EXHIBIT 10.2

COASTAL STATES BANK

ANNUAL PERFORMANCE PLAN

COASTALSTATES BANK
ANNUAL PERFORMANCE PLAN

ARTICLE 1
ESTABLISHMENT OF PLAN

1.1 PURPOSE. The purpose of this CoastalStates Bank Annual Performance Plan (the “Plan”) is to provide for the payment of annual cash incentive awards to eligible employees of CoastalStates Bank, the payment of which will be based on the achievement of one or more Performance Objectives during a Plan Year. The Plan shall remain in effect for successive Plan Years unless and until terminated by the Committee pursuant to Article 7. Unless otherwise specified by the Committee, the Performance Objectives include Bank Performance Objectives and Individual Performance Objectives. Bank Performance Objectives are designed to focus on overall corporate financial or operational results that drive shareholder value. Individual Performance Objectives are intended to measure individual goals and competencies and to motivate and reward outstanding individual performance. The Plan is a sub-plan of the CoastalSouth Banchsares, Inc. 2017 Incentive Plan, or any successor thereto.

1.2 PLAN EFFECTIVE DATE. This Plan shall be effective as of the Plan Effective Date (as defined below).

ARTICLE 2
DEFINITIONS

2.1 DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Incentive Plan (as defined below). In addition, the following terms shall have the following meanings for purposes of this Plan, unless the context in which they are used clearly indicates that some other meaning is intended.

(a) “Annual Incentive Award” means the incentive award payable to a Participant under this Plan calculated by reference to the achievement of applicable Performance Objectives, as determined in accordance with Article 5.

(b) “Article 6 Effective Date” has the meaning set forth in Section 6.1 hereof.

(c) “Bank” means CoastalStates Bank, a South Carolina bank, or any successor thereto.

(d) “Bank Performance Objectives” means the Bank Performance Objectives established by the Committee for a Plan Year, as provided in Article 5.

(e) “Beneficiary” means the beneficiary or beneficiaries designated by a Participant, in the manner determined by the Committee, to receive the benefits, if any, payable on behalf of the Participant under the Plan after the death of such Participant.

(f) “Certification Date” has the meaning set forth in Section 5.5 hereof.

(g) “Change in Control” means the occurrence of a “change in the ownership” of the Bank or the Holding Company, a “change in effective control” of the Bank or the Holding Company, or a “change in the ownership of a substantial portion of the assets” of the Bank or the Holding Company, as such terms are defined in Treasury Regulation Section 1.409A-3(i)(5)(v), (vi), and (vii).

(h) “Committee” means the Joint Compensation Committee of the Board of Directors of the Bank and the Holding Company.

(i) “Conversion Date” has the meaning set forth in Section 6.4(b) hereof.

(j) “Deferral Election” means the Participant’s annual irrevocable written election, made in accordance with Section 6.2 on the form provided by the Committee, to defer the receipt of a stipulated amount of his or her Annual Incentive Award.

(k) “Deferral Percentage” has the meaning set forth in Section 6.2 hereof.

(l) “Deferred Stock Unit Grant Date” has the meaning set forth in Section 6.2 hereof.

(m) “Holding Company” means CoastalSouth Bancshares, Inc., a Virginia corporation, or any successor corporation.

(n) “Individual Performance Objectives” means the Individual Performance Objectives established by the Committee for a Plan Year, as provided in Article 5.

(o) “Incentive Plan” means the CoastalSouth Bancshares, Inc. 2017 Incentive Plan, or any successor thereto.

(p) “Initial Deferral Eligibility Date” means the later of (i) the date that the Participant is first designated as qualified to participate in the Plan under Section 4.1, and (ii) the Article 6 Effective Date.

(q) “Line of Business Incentive Plan” means any Line of Business Incentive Plan established under the Plan.

(r) “Participant” means a person who, as an employee of the Bank or any Affiliate, has been designated by the Committee as a Participant in the Plan for any given Plan Year.

(s) “Performance Objectives” means, collectively, with respect to a Participant, any Bank Performance Objectives and Individual Performance Objectives applicable to the Participant, as provided in Article 5.

(t) “Plan” means this CoastalStates Bank Annual Performance Plan, as set forth in this document together with any subsequent amendments hereto and all Line of Business Incentive Plans established hereunder.

(u) “Plan Effective Date” means January 1, 2018 (the beginning of fiscal year 2018).

(v) “Plan Year” means January 1 to December 31 of each year (the fiscal year of the Bank).

(w) “Separation from Service” means a separation from service with the Bank or an Affiliate in accordance with the requirements of Section 409A of the Code and the regulations (or similar guidance) thereunder.

(x) “Target Award” has the meaning described in Section 5.2.

ARTICLE 3
ADMINISTRATION

3.1 COMMITTEE. This Plan shall be administered by the Committee.

3.2 AUTHORITY OF COMMITTEE. The Committee has the exclusive power, authority and discretion to:

(a) designate Participants for each Plan Year (by individual or employee class);

(b) establish and review Individual Performance Objectives and weightings for different Individual Performance Objectives for each Plan Year;

(c) establish and review Bank Performance Objectives and weightings for different Bank Performance Objectives for each Plan Year;

(d) establish Target Awards for Participants for each Plan Year, subject to the terms of any employment agreement with the Participant;

(e) determine whether and to what extent Performance Objectives were achieved for each Plan Year;

(f) increase or decrease the Annual Incentive Award otherwise payable to any Participant resulting from the achievement of Bank Performance Objectives and Individual Performance Objectives in any Plan Year, based on such objective or subjective factors as the Committee shall deem relevant;

(g) establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer this Plan;

(h) make all other decisions and determinations that may be required under this Plan or as the Committee deems necessary or advisable to administer this Plan; and

(i) amend this Plan as provided herein.

3.3 DECISIONS BINDING. The Committee’s interpretation of this Plan and all decisions and determinations by the Committee with respect to this Plan are final, binding, and conclusive on all parties.

ARTICLE 4
ELIGIBILITY

4.1 DESIGNATION OF PARTICIPANTS. Exhibit A hereto, as amended from time to time, and each Line of Business Incentive Plan hereunder, lists the Participants in this Plan for the 2018 Plan Year. The Committee, in its discretion, may determine whether other positions or individuals may qualify for participation in all or any portion of this Plan for any subsequent Plan Year or change Target Awards of existing Participants, subject to the terms of any employment agreement with the Participant. On or before March 15 of each Plan Year, the Committee shall approve and substitute a new Exhibit A indicating the Participants and their Target Awards for that Plan Year. The Committee will notify or cause Participants to be notified of their eligibility to participate, and the terms thereof, in writing.

4.2 PARTIAL YEAR PARTICIPATION. If a Participant begins employment or is promoted to an eligible position after the beginning of a Plan Year, the Committee, in its discretion, may determine whether such employee may participate in this Plan and if so, the terms of such participation, which will be prorated based on the number of days such person participated in this Plan during the Plan Year, unless the Committee determines otherwise. If a Participant takes a leave of absence during the Plan Year for any reason, the Participant will receive a pro rata share of an Annual Incentive Award, if any, for such Plan Year, unless the Committee decides otherwise.

4.3 DEMOTIONS. If a Participant is demoted during the Plan Year, the Committee will determine whether Plan participation ends at that time, or is continued at a reduced level.

ARTICLE 5
OPERATION OF THE PLAN

5.1 PLAN STRUCTURE. Subject to the terms and conditions of this Plan, each Participant shall be eligible to receive an Annual Incentive Award for the Plan Year if the Bank and the Participant meets or exceeds certain Performance Objectives set by the Committee. Each Plan Year, the Committee shall establish or approve Performance Objectives and their respective weightings and Target Awards as provided in Sections 5.2, 5.3 and 5.4. In establishing Performance Objectives, the Committee may take into account such factors as it deems appropriate, including, without limitation, prior year results, planned business results, anticipated business trends, performance relative to peer companies and macroeconomic conditions.

5.2 ESTABLISHMENT OF TARGET AWARDS. Exhibit A sets forth the percentage of each Participant’s base salary that, subject to the terms and conditions of this Plan, will be awarded to the Participant for that Plan Year if the established Performance Objectives are achieved at the target level (the “Target Award”) Each Participant’s Target Award percentage will be communicated in writing to the Participant upon such Participant’s initial participation in the Plan, and shall remain in effect until any change thereto is communicated to the Participant in writing. The actual Annual Incentive Award to a Participant may be greater or less than his or her Target Award, depending on the level of achievement of Bank Performance Objectives and Individual Performance Objectives.

5.3 BANK PERFORMANCE OBJECTIVES. On or before March 15 of each Plan Year, the Committee shall approve Bank Performance Objectives for that Plan Year, which shall be communicated in writing to the Participants. The Bank Performance Objectives shall include a formula or performance scorecard that the Committee will consider in determining a Participant’s Annual Incentive Award. Such Bank Performance Objectives shall be set forth in Schedule I attached to this Plan document, as changed from year to year.

5.4 INDIVIDUAL PERFORMANCE OBJECTIVES. On or before March 15 of each Plan Year, the Committee may approve Individual Performance Objectives for the Chief Executive Officer, and the Committee and the Chief Executive Officer or other appropriate officers may approve Individual Performance Objectives for other Participants. Individual Performance Objectives should be designed to promote accountability for personal performance regarding areas under the Participant’s responsibility. Any such Individual Performance Objectives will be communicated to Participants in writing. The Committee shall consider the degree of achievement of Individual Performance Objectives in determining a Participant’s Annual Incentive Award. Such Individual Performance Objectives shall be set forth in Schedule I attached to this Plan document, as changed from year to year.

5.5 PAYOUT FORM AND TIMING; CERTIFICATION OF ACHIEVEMENT OF PERFORMANCE OBJECTIVES. Payment of an Annual Incentive Award shall be conditioned on the written certification of the Committee that the Performance Objectives and any other material conditions were satisfied (the “Certification Date”). Subject to Article 6 hereof with respect to both elective and mandatory deferrals, Annual Incentive Awards will be paid in a lump sum in cash within thirty (30) days after the Certification Date, but no later than March 15 following the end of the Plan Year for which the Annual Incentive Awards, if any, were earned.

5.6 TERMINATION OF EMPLOYMENT. Subject to any contrary provision in an individual employment, severance or similar agreement with a Participant, a Participant must be actively employed and in good standing or on approved leave of absence on the date that the Annual Incentive Awards, if any, are paid in order to be eligible to receive an Annual Incentive Award for such Plan Year. Participants whose employment terminates for any reason prior to the date of payment of the Annual Incentive Award (whether before the end of the Plan Year or after) shall forfeit their right to receive an Annual Incentive Award. Any amounts paid on behalf of a deceased Participant will be paid to the Participant’s Beneficiary, or, if no Beneficiary has been designated or survives the Participant, any payment due to the deceased Participant shall be made to his or her estate.

ARTICLE 6
DEFERRAL OF ANNUAL INCENTIVE AWARD

6.1 ARTICLE 6 EFFECTIVE DATE. This Article 6 shall become operative upon approval by the Committee (the “Article 6 Effective Date”).

6.2 ELECTIVE DEFERRAL OF ANNUAL INCENTIVE AWARD. Pursuant to the terms and conditions in this Article 6 and subject to share availability under the Incentive Plan, a Participant may elect to defer some or all of his Annual Incentive Award in the form of Deferred Stock Units by submitting a Deferral Election in the form provided by the Committee during the enrollment periods established by the Committee and in the manner specified by the Committee, but in any event, in accordance with Section 6.3 hereof. A Participant is not required to make a Deferral Election for any Plan Year. Unless otherwise specified by the Committee in the Deferral Election, a Participant may defer between twenty-five percent (25%) and one hundred percent (100%) of his or her Annual Incentive Award for a Plan Year (the “Deferral Percentage”); provided, however, that a Participant may elect to defer twenty-five percent (25%) or more above a designated threshold amount of his or her Annual Incentive Award, even if that results in an actual deferral of less than twenty-five percent (25%) of the Participant’s entire Annual Incentive Award for that Plan Year. These minimums may be modified by the Committee for a given Plan Year on the election forms for such Plan Year without the need of a formal plan amendment. If a Participant makes an election pursuant to this Section 6.2, he shall receive, on the Certification Date (the “Deferred Stock Unit Grant Date”), a number of Deferred Stock Units determined by dividing the Deferral Percentage by the Fair Market Value per share of Stock on the Deferred Stock Unit Grant Date (rounded up to the nearest whole share).

6.3 TIMING REQUIREMENTS FOR DEFERRAL ELECTIONS.

(a) First Year of Eligibility. Except as noted below, a Participant shall have thirty (30) days following his or her Initial Deferral Eligibility Date in which to execute and deliver to the Committee a Deferral Election by which the Participant elects to defer a stipulated percentage of his or her Annual Incentive Award to be earned during the portion of the Plan Year remaining after the Deferral Election is made and which, but for such Deferral Election, would be paid to the Participant. If a Participant is already eligible to participate in a different deferred compensation plan sponsored by the Bank which, under the plan aggregation rules contained in Treasury Regulation 1.409A-1(c)(2), is considered to be the same type of plan as this Plan, the Participant shall not be eligible to make a Deferral Election until the next Plan Year in accordance with subparagraph (b) below. The Deferral Election described in this paragraph becomes irrevocable upon the end of such 30-day period.

(b) Elections Following First Year of Eligibility. Unless paragraph (a) above applies or the Committee imposes an earlier deadline through an annual enrollment program, a Participant shall have until December 31 of each Plan Year to execute and deliver to the Committee a Deferral Election providing for the Deferral of a stipulated percentage of any Annual Incentive Award which the Participant may earn during the following Plan Year and which, but for such Deferral Election, would be paid to the Participant. If the Participant fails to deliver a new Deferral Election prior to the commencement of the new Plan Year, the same Deferral Election from the prior Plan Year, if any, will be in effect during the new Plan Year. Notwithstanding the foregoing, in the event that the Annual Incentive Award qualifies as “performance-based compensation” as described in Treasury Regulation 1.409A-1(e), the Committee may, but is not required to, authorize Participants to file a Deferral Election with respect to such performance-based compensation no later than the date that is six months before the end of the applicable performance period, subject to the requirements set forth in Treasury Regulation 1.409A-2(a)(8), including the requirement that: (i) the Participant perform services continuously from the later of the beginning of the Plan Year or the date the criteria are established through the date the Deferral Election is submitted; and (ii) the Annual Incentive Award is not readily ascertainable as of the date the Deferral Election is filed.

6.4 TERMS AND CONDITIONS OF DEFERRED STOCK UNITS. Deferred Stock Units granted under this Plan shall be evidenced by an Award Certificate and shall be subject to the terms and conditions of the Incentive Plan and the terms and conditions described herein.

(a) Vesting. Any Deferred Stock Units granted under the Plan will be 100% vested and nonforfeitable as of the Deferred Stock Unit Grant Date.

(b) Conversion Date. The Deferred Stock Units shall be credited to a bookkeeping account on behalf of the Participant. The Deferred Stock Units shall be converted to actual Shares of Stock on the earlier of (i) the second (2nd) anniversary of the applicable Deferred Stock Unit Grant Date, (ii) a Change in Control, or (iii) the Participant’s Separation from Service (each, a “Conversion Date”). Stock certificates evidencing the conversion of the Deferred Stock Units into Shares of Stock will be registered on the books of the Holding Company in the Participant’s name as of the Conversion Date and delivered to the Participant as soon as practical thereafter.

6.5 SOURCE OF SHARES OF STOCK. The shares of Stock that may be issued pursuant to the Plan shall be issued under the Incentive Plan, subject to all of the terms and conditions of the Incentive Plan. The terms contained in the Incentive Plan are incorporated into and made a part of this Plan with respect to shares of Stock granted pursuant hereto and any such grant shall be governed by and construed in accordance with the Incentive Plan. In the event of any actual or alleged conflict between the provisions of the Incentive Plan and the provisions of this Plan, the provisions of the Incentive Plan shall be controlling and determinative. This Plan does not constitute a separate source of Shares for the grant of the Stock awards described herein.

ARTICLE 7
AMENDMENT, MODIFICATION AND TERMINATION

7.1 AMENDMENT. MODIFICATION AND TERMINATION. The Committee may, at any time and from time to time, amend, modify or terminate this Plan.

7.2 TERMINATION AFTER OR DURING PLAN YEAR. Termination of this Plan after a Plan Year but before Annual Incentive Awards are paid for that Plan Year will not reduce Participants’ rights to receive Annual Incentive Awards for the Plan Year. Termination or amendment of this Plan during a Plan Year may be retroactive to the beginning of the Plan Year, at the discretion of the Committee. If a Change in Control occurs, no amendment or termination may adversely affect amounts payable to a Participant without the consent of the Participant.

ARTICLE 8
GENERAL PROVISIONS

8.1 FORFEITURE EVENTS. Annual Incentive Awards, including Deferred Stock Units, if any, granted under this Plan shall be subject to any compensation recoupment policy that the Committee may adopt from time to time that is applicable by its terms to the Participant. In addition, the Committee may specify that the Participant’s rights, payments and benefits with respect to awards granted hereunder shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Annual Incentive Award. Such events may include, but shall not be limited to, (i) termination of employment for cause, (ii) violation of material Bank or Affiliate policies, (iii) breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, (iv) other conduct by the Participant that is detrimental to the business or reputation of the Bank or any Affiliate, or (v) a later determination that the vesting of, or amount realized from, an Annual Incentive Award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the Participant caused or contributed to such material inaccuracy.

8.2 NO RIGHT TO PARTICIPATE. No officer or employee shall have any right to be selected to participate in this Plan.

8.3 NO RIGHT TO EMPLOYMENT. Nothing in this Plan shall interfere with or limit in any way the right of the Bank or any Affiliate to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Bank or any Affiliate.

8.4 WITHHOLDING. The Bank or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Bank or any Affiliate, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan.

8.5 FUNDING. Benefits payable under this Plan to a Participant or to a Beneficiary will be paid by the Bank from its general assets. The Bank is not required to segregate on its books or otherwise establish any funding procedure for any amount to be used for the payment of benefits under this Plan. The Bank may, however, in its sole discretion, set funds aside in investments to meet its anticipated obligations under this Plan. Any such action or set-aside may not be deemed to create a trust of any kind between the Bank and any Participant or beneficiary or to constitute the funding of any Plan benefits. Consequently, any person entitled to a payment under this Plan will have no rights greater than the rights of any other unsecured creditor of the Bank.

8.6 EXPENSES. The expenses of administering this Plan shall be borne by the Bank and its Subsidiaries.

8.7 TITLES AND HEADINGS. The titles and headings of the Sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings, shall control.

8.8 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

8.9 GOVERNING LAW. To the extent not governed by federal law, this Plan shall be construed in accordance with and governed by the laws of the State of South Carolina.

8.10 SECTION 409A OF THE CODE. It is intended that the payments and benefits provided under the Plan and any award granted thereunder shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any award granted thereunder is not warranted or guaranteed. Neither the Bank, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any award granted thereunder.

The foregoing is hereby acknowledged as being the CoastalStates Bank Annual Performance Plan as adopted by the Committee on December 13, 2017, to be effective as of January 1, 2018.

EXHIBIT A

PARTICIPANTS AND INCENTIVE AWARD PERCENTAGES

SCHEDULE I

BANK PERFORMANCE OBJECTIVES